UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2023

Meta Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36247	74-3237581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Highfield Park Dr
Dartmouth, Nova scotia		B3A 4R9
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 902 482-5729

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2023, the Board of Directors (the “Board”) of Meta Materials Inc. (also referred to herein as the “Company”, “we”, “us”, or “our”) removed George Palikaras as President and Chief Executive Officer (“CEO”) of the Company, effective immediately.

In connection with the removal of Mr. Palikaras as CEO, on October 10, 2023, the Board appointed Jim Fusaro as the new CEO of the Company, effective immediately.

In addition, pursuant to the articles of incorporation and the bylaws of the Company (each as amended to date), the Board increased the size of the Board to nine members, and appointed Mr. Fusaro as member of the Board, effective October 10, 2023.

Jim Fusaro, age 61, held the position of CEO of Array Technologies, Inc. (“Array”), a leading global technology company providing solar tracking solutions and services for utility-scale solar energy projects, from June 2018 to April 2022. During Mr. Fusaro’s tenure with Array, he successfully restored growth and profitability, increased revenue by approximately 300%, an 8x growth in EBITDA, and more than doubled market share from 2018 to 2020. Prior to joining Array, Mr. Fusaro managed a number of large-scale global businesses at Avnet, Inc. (“Avnet”), Honeywell Performance Materials & Technology and Aerospace of Honeywell International, Inc. (“Honeywell”), and Amkor Technology (“Amkor”). From June 2017 to June 2018, Mr. Fusaro was Sr. Vice President, IoT Business Unit, of Avnet. During his time with Honeywell, he served as President of Advanced Materials of Honeywell Performance Materials & Technology from June 2016 to June 2017, Vice President & Chief Commercial Officer of Honeywell Aerospace from December 2014 to June 2016, and Vice President & General Manager of Honeywell Mechanical Subsystems from June 2011 to December 2014. From 1997 to 2011, Mr. Fusaro held various leadership roles with Amkor, including Executive Vice President. Mr. Fusaro has a Master of Science in Mechanical Engineering from Rensselaer Polytechnic Institute and a Bachelor of Science in Mechanical Science from Arizona State University.

In connection with this role as CEO, the Company (through a wholly-owned subsidiary) entered into an Employment Agreement, dated October 10, 2023, with Mr. Fusaro (the “Employment Agreement”). Under the Employment Agreement, Mr. Fusaro will receive an initial annual base salary of $500,000, subject to annual review by the Board. In addition, Mr. Fusaro is eligible to receive an annual bonus with a target of 100% of his base salary, based on achievement of Company performance and Mr. Fusaro’s individual performance goals (the “Discretionary Bonus”). This Discretionary Bonus will be prorated for 2023 and subject to annual review. Mr. Fusaro will be eligible to receive a restricted stock unit (“RSU”) award representing 2% of the outstanding shares of common stock of the Company as of the grant date (the “Ownership Threshold”). The RSU award will vest 25% annually over four years, subject to Mr. Fusaro’s continued service with us through each vesting date. The RSU award is subject to anti-dilution rights such that if the initial RSU award no longer represents the Ownership Threshold immediately prior to December 31, 2023, subject to availability of authorized shares under the Company’s equity compensation plans, the Board agreed to grant an additional RSU award to Mr. Fusaro such that Mr. Fusaro’s aggregate RSU awards under the Employment Agreement equals the Ownership Threshold, with any additional RSU award vesting 25% annually over four years, subject to Mr. Fusaro’s continued service with us through each vesting date.

The Employment Agreement provides that, in the event Mr. Fusaro’s employment is terminated for Cause or he resigns without Good Reason (each as defined in the Employment Agreement), Mr. Fusaro will be entitled to payment of (i) accrued but unpaid base salary, (ii) reimbursement of unreimbursed business expenses, (iii) fully-vested and non-forfeitable benefits under the Company’s benefit plans, and (iv) any granted but unpaid Discretionary Bonus for the preceding fiscal year, in each case as of the termination date (collectively, the “Accrued Benefits”). In the event Mr. Fusaro’s employment is terminated without Cause (except in the case of death or disability) or Mr. Fusaro resigns for Good Reason, subject to Mr. Fusaro signing a release that becomes effective within 60 days following the termination, Mr. Fusaro will be entitled to (i) the Accrued Benefits, (ii) an amount equal to twelve months base salary in effect immediately prior the termination, payable in accordance with the Company’s standard payroll practices, (iii) a pro-rated portion of the Discretionary Bonus, (iv) continued vesting of outstanding equity awards for twelve months following termination, and (v) up to twelve months of COBRA health benefits.

Mr. Fusaro will also be entitled to acceleration of vesting of any unvested equity awards in connection with a change in control or change in ownership of the Company (as such terms are defined in the Employment Agreement). Further, if Mr. Fusaro’s employment is terminated for Cause or for Good Reason within twelve months following a change in control, Mr. Fusaro will also be entitled to a lump sum payment equal to one year base salary for the year in which the termination occurs (or if greater, the immediately preceding year prior to the change in control).

As CEO of the Company, Mr. Fusaro will not receive any additional compensation for his service on the Board. There are no family relationships between Mr. Fusaro and any director or executive officer of the Company, and there are no relationships or related-person transactions between Mr. Fusaro and the Company that would require disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding pursuant to which Mr. Fusaro was appointed as a director. Mr. Fusaro will also enter into our standard form of indemnification agreement for directors and executive officers.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated October 10, 2023, between the Company and Jim Fusaro.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

META MATERIALS INC.

Date:	October 16, 2023	By:	/s/ Uzi Sasson
Uzi Sasson Chief Financial Officer and Chief Operating Officer